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               SECOND AMENDMENT TO AGREEMENT OF SALE AND PURCHASE


        THIS SECOND AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this "Second Amendment") is entered into to be effective as of the ____ day of August, 2004, by and between 98 CUSA PLANO, L.P., a Delaware limited partnership ("Seller"), and BEHRINGER HARVARD 1221 COIT LP, a Texas limited partnership ("Buyer"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Sale Agreement (defined below).

                                    RECITALS:

                        A. Seller and Realty America (1221 Coit Road), L.P., a Texas limited partnership ("Original Buyer"), entered into (a) that certain Agreement of Sale and Purchase dated as of July 6, 2004 (the "Original Agreement"), pursuant to which Seller agreed to sell to Original Buyer and Original Buyer agreed to purchase the Property described therein; and (b) that certain Reinstatement and First Amendment to Agreement of Sale and Purchase dated as of July 19, 2004 (the "First Amendment" together with the Original Agreement the "Sale Agreement").

                                B. Original Buyer has assigned its rights under the Sale Agreement to Buyer pursuant to that certain Assignment of Agreement of Sale and Purchase, dated as of July 22, 2004.

                                C. Seller and Buyer now desire to amend the Sale Agreement in certain respects, as hereinafter set forth.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. EXTENSION OF CLOSING DATE. Seller and Buyer agree that the Closing Date shall be October 4, 2004.

2. CHANGE IN ESCROW AGENT. Seller and Buyer acknowledge and agree that each of the Escrow Agent and the Title Company has been changed to Chicago Title Insurance Company, having an address of 2001 Bryan Tower, 17th Floor, Dallas, Texas 75201.

3. ADDITIONAL DEPOSIT. No later than two (2) business days after the date of this Second Amendment, Buyer shall deliver to (i) Escrow Agent an additional deposit of Six Hundred Fifty Thousand and No/100 Dollars ($650,000.00) (the "Agent Deposit") and (ii) Seller, via wire transfer to the account described in Exhibit A attached hereto, an additional deposit of Two Hundred Twenty Five Thousand and No/100 Dollars ($225,000.00) (the "Additional Seller Deposit" together with the Agent Deposit, the "Third Deposit"). Upon the making of the Third Deposit, Seller will hold at total of $250,000.00 in escrow and Escrow Agent will hold a total of $750,000.00 in escrow (plus

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        accrued interest). The Third Deposit shall constitute part of the
        Deposit. Escrow Agent shall hold the Agent Deposit in accordance with the terms of the Sale Agreement. Seller shall hold the Additional Seller Deposit in accordance with the terms of the Sale Agreement, provided Seller shall have no obligation to invest or otherwise segregate the Additional Seller Deposit from other funds. The Deposit shall be non-refundable to Buyer unless the sale of the Property is not consummated due to Seller's default under the Sale Agreement. Unless Seller fails to deliver in escrow to Escrow Agent Seller's closing documents as more particularly described in Section 9.3 of the Sale Agreement ("Seller's Closing Documents"), Escrow Agent is authorized, and Buyer hereby directs Escrow Agent, to deliver the Agent Deposit and any other amounts on deposit with Escrow Agent, to Seller at 12:00 p.m. Central Time on the Closing Date. Buyer acknowledges that Buyer has no further rights to terminate the Sale Agreement for any reason, including without limitation pursuant to Section 10.2.2 of the Sale Agreement for any casualty or condemnation of the Property, the risk of all losses having passed to Buyer.

4. EFFECT OF AMENDMENT. This Second Amendment modifies and amends the Sale Agreement and the terms and provisions hereof shall supersede and control over any contrary or conflicting terms and provisions set forth in the Sale Agreement. The Sale Agreement, as amended by this Second Amendment, remains in full force and effect.

5. COUNTERPARTS. To facilitate execution of this Second Amendment, this Second Amendment may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Second Amendment, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.

6. FACSIMILE SIGNATURES. In order to expedite the transaction contemplated herein, telecopied or facsimile signatures may be used in place of original signatures on this Second Amendment. Seller and Buyer intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Second Amendment based on the form of signature.

        IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to be effective the date and year first above written.




                            [SIGNATURE PAGE FOLLOWS]

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                                   SELLER:

                                   98 CUSA PLANO, L.P.
                                   a Delaware limited partnership

                                   By:  98 CUSA Plano GP, L.L.C., a Delaware
                                        limited liability company

                                        By: Wolverine Net Lease GP Company, a
                                            Texas corporation, its administrator

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                   BUYER:

                                   BEHRINGER HARVARD 1221 COIT LP,
                                   a Texas limited partnership

                                   By:  Behringer Harvard 1221 Coit GP, LLC,
                                        a Texas limited liability company,
                                        its general partner

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

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                                    Exhibit A

                               Wiring Instructions
                         NLP Net Lease Properties, L.P.


Bank Name:              Bank of America

ABA #:                  111000025

Credit to:              NLP Net Lease Properties, L.P.

Account #:              004771132984